Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

J. C. Penney Company, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 33-28390, 33-66070, 33-66072, 333-33343, 333-27329, 333-45536, 333-62066, 333-125356) and on Form S-3 (Registration Nos. 333-57019 and 333-103147-01) of J. C. Penney Company, Inc. of our reports dated March 21, 2006, with respect to the consolidated balance sheets of J. C. Penney Company, Inc. and Subsidiaries as of January 28, 2006 and January 29, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended January 28, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2006 and the effectiveness of internal control over financial reporting as of January 28, 2006, which reports appear in the January 28, 2006 Annual Report on Form 10-K of J. C. Penney Company, Inc. Our report refers to the adoption of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” in fiscal year 2005.

/s/ KPMG LLP

Dallas, Texas

April 6, 2006